FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 17, 2018, to the Loan and Security Agreement, dated as of December 1, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), among CAC WAREHOUSE FUNDING LLC VII, a Delaware limited liability company (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer”, or the “Custodian”), the persons from time to time party thereto as LENDERS, the persons from time to time party thereto as MANAGING AGENTS, CREDIT SUISSE AG, NEW YORK BRANCH, as deal agent (in such capacity, together with its successors and assigns, the “Deal Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral agent (in such capacity, the “Collateral Agent”) and acknowledged by WELLS FARGO BANK, NATIONAL ASSOCIATION, as the backup servicer (in such capacity, the “Backup Servicer”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Servicer, the Custodian, the Lenders, the Managing Agents, the Deal Agent, the Collateral Agent, and the Backup Servicer are parties to the Loan Agreement; and
WHEREAS, the Borrower and the Servicer have requested that the Deal Agent, the Managing Agents and the Lenders amend the Loan Agreement as specified herein and, subject to the terms and conditions hereof, the Deal Agent, the Managing Agents and the Lenders are willing to amend the Loan Agreement as specified herein.
NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.    Amendments to Definitions Appearing in Section 1.1 of the Loan Agreement.
(a)    The following new definitions are hereby inserted in appropriate alphabetical order:
“Beneficial Ownership Certificate”: A certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation, in substantially the form prescribed in the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“First Amendment Effective Date”: December 17, 2018.
(b)    The definition of “Class A Net Advance Rate” is hereby deleted and replaced with the following:
“Class A Net Advance Rate”: 80%; provided, that if, on any Payment Date, the Three Month Weighted Average Customer Node for such Payment Date is higher than 2.6 and the Three Month Weighted Average Original Term to Maturity for such Payment Date is less than 50 months, then the “Class A Net Advance Rate” shall be reduced to 70% and shall continue to be 70% until such time (if any) as the Three Month Weighted Average Customer Node for any Payment Date is equal to or lower than 2.6 or the Three Month Weighted Average Original Term to Maturity for the same Payment Date is equal to or greater than 50 months, at which time the “Class A Net Advance Rate” shall increase to 80% (until such time, if any, as the “Class A Net Advance Rate” is again reduced in accordance with the terms of this definition).
(c)    The definition of “Commitment Termination Date” is hereby amended by deleting the date “December 1, 2019” appearing therein and replacing it with “December 17, 2020”.
(d)    The definition of “Hedge Counterparty” is hereby deleted and replaced with the following:
“Hedge Counterparty”: Any entity that enters into a Hedging Agreement that (i) consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Collateral Agent pursuant to Section 2.2(a), (ii) at the time such entity enters into the Hedging Agreement, is satisfactory in all respects to the Deal Agent and (iii) at the time such entity enters into the Hedging Agreement, unless otherwise agreed to by the Deal Agent or unless the Hedge Counterparty is the Deal Agent or an Affiliate thereof, has a long-term unsecured debt rating of not less than “A” by S&P and not less than “A2” by Moody’s (“Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s (“Short-term Rating Requirement”).
2.    Amendment to Article I of the Loan Agreement. The following Section 1.5 is hereby inserted at the end of Article I of the Loan Agreement:
Section 1.5.    Reclassification and Combination of Class A Revolving Loans and Class B Revolving Loans. Effective as of the First Amendment Effective Date (until such time (if any) as the parties hereto otherwise agree in writing following the First Amendment Effective Date), the parties hereto hereby agree as follows (notwithstanding anything to the contrary contained in this Agreement):
(i)    all outstanding Class B Revolving Loans made (or maintained) by the Class B Lenders in the Credit Suisse Class B Lender Group are hereby reclassified as, and combined with and into, the outstanding Class A Loans made (or maintained) by the Class A Lenders in the Credit Suisse Class A Lender Group, such that after giving effect thereto, the outstanding Class A Loans made (or maintained) by the Class A Lenders in the Credit Suisse Class A Lender Group shall be, as of the First Amendment Effective Date, $0.00;
(ii)    the Commitment of the Committed Lender in the Credit Suisse Class A Lender Group is hereby increased to $150,000,000, the Commitment of the Committed Lender in the Credit Suisse Class B Lender Group is hereby reduced to zero and the Net Advance Rate is reduced to 0%;
(iii)    the Borrower has no further right to request Class B Loans, and no Class B Lender has any obligation to make or maintain Class B Loans;
(iv)    all unpaid Class B Unused Fees, unpaid Class B Program Fees and all unpaid Interest accrued prior to the First Amendment Effective Date, in each case payable to Credit Suisse, as a Class B Managing Agent, shall be distributed to Credit Suisse, as a Class A Managing Agent, on the first Payment Date following the month in which the First Amendment Effective Date occurs;
(v)    except as otherwise contemplated in any of clauses (i)-(iv) above, all provisions of this Agreement and the other Transaction Documents, to the extent (but only to the extent) those provisions relate to or apply to the “Class B Borrowing Base,” “Class B Commitments,” “Class B Lenders,” “Class B Lender Groups,” “Class B Managing Agents,” “Class B Program Fees,” “Class B Revolving Loans,” “Class B Unused Fees” or “Interest” with respect to Class B Revolving Loans (or are otherwise used or applied to, or with respect to, Class B Loans or Class B Lenders), shall be disregarded; provided, that all indemnities hereunder or under any other Transaction Document with respect to any action taken (or any failure to act) or the occurrence of any event, in each case prior to the First Amendment Effective Date, shall continue to apply in accordance with their terms.
3.    Amendment to Section 3.2 of the Loan Agreement. Subsection (m) of Section 3.2 of the Loan Agreement is hereby deleted and replaced with the following:
(m)    [reserved]

4.    Amendments to Section 5.2 of the Loan Agreement.
(a)    The first sentence of Section 5.2(c) of the Loan Agreement is hereby deleted and replaced with the following:
The Borrower will not sell, pledge, assign or transfer (including by dividing into more than one limited liability company) to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on any Loan, Contract, Related Security or any other Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder.
(b)    Subsection (d) of Section 5.2 of the Loan Agreement is hereby deleted and replaced with the following:
(d) Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer (including by dividing into more than one limited liability company), convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Loan, Contract, Related Security or other Collateral or any interest therein (other than pursuant to and in accordance with the Transaction Documents).
(c)    Subsection (n)(iii) of Section 5.2 of the Loan Agreement is hereby deleted and replaced with the following:
(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer (including by dividing into more than one limited liability company) or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the consent of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders);
5.    Amendment to Section 5.3 of the Loan Agreement. The second sentence of Section 5.3 of the Loan Agreement is hereby deleted and replaced with the following:
With respect to any Hedge Counterparty which is not the Deal Agent or an Affiliate thereof, in the event that Moody’s or S&P reduces such Hedge Counterparty’s long term unsecured debt rating below the Long-term Rating Requirement, or reduces such Hedge Counterparty’s short term unsecured debt rating below the Short-term Rating Requirement specified in the related Hedging Agreement, the Borrower shall effect the replacement of such Hedge

Counterparty with a counterparty meeting the definition of “Hedge Counterparty” not later than 30 calendar days following such rating reduction unless otherwise consented to in writing by the Deal Agent.
6.    Amendment to Section 13.2 of the Loan Agreement. The last sentence of Section 13.2 of the Loan Agreement is hereby deleted.
7.    Amendment to Schedule VI of the Loan Agreement. Schedule VI to the Loan Agreement is hereby deleted and replaced with Schedule VI attached hereto.
8.    Conditions Precedent to Effectiveness. The effectiveness of this Amendment (the “Effective Date”) is subject to the conditions precedent that the Deal Agent and each Managing Agent shall have received:
(a)        counterparts of (i) this Amendment and (ii) the Amended and Restated Fee Letter, in each case duly executed by each of the respective parties thereto;
(b)        a copy of the Beneficial Ownership Certificate duly executed by the Borrower, in form and substance reasonably satisfactory to the Deal Agent and each of the Managing Agents; and
(c)    payment of all fees and expenses required to be paid on such date pursuant to the Amended and Restated Fee Letter.
9.    Representations and Warranties. In order to induce the Deal Agent and each of the Managing Agents to execute, deliver and perform this Amendment, each of Borrower and Servicer hereby represents and warrants that before and after giving effect to this Amendment:
(a)     each of its representations and warranties set forth in Article IV of the Loan Agreement is true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); provided, that the preceding materiality standard shall not apply to those representations and warranties which themselves contain materiality standards; and
(b)     on the date hereof, no Amortization Event, Unmatured Termination Event, Termination Event, Servicer Termination Event, or Potential Servicer Termination Event has occurred and is continuing (either before or after giving effect to this Amendment).

10.    Loan Agreement in Full Force and Effect, as Amended. All the terms and conditions of the Loan Agreement shall remain in full force and effect, as amended by this Amendment. All references to the Loan Agreement in any other document or instrument shall be deemed to mean the Loan Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Loan Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Loan Agreement, as amended by this Amendment.
11.    Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
12.    Execution in Counterparts; Severability; Integration. This Amendment may be executed in any number of counterparts (including by way of facsimile or electronic transmission) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The Loan Agreement, as amended by this Amendment, and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
13.    Fees and Expenses. The Borrower hereby confirms its agreement to pay on demand all reasonable, properly documented costs and expenses of the Deal Agent in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Deal Agent with respect thereto.

14.    Direction to Collateral Agent. Pursuant to Section 13.1 of the Loan Agreement, the Deal Agent hereby directs the Collateral Agent to execute this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

CAC WAREHOUSE FUNDING LLC VII, as Borrower
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Treasurer
CREDIT ACCEPTANCE CORPORATION, as Servicer
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

[Signature Page to First Amendment to CAC Loan and Security Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Managing Agent

By: /s/ Michael Eaton
Name: Michael Eaton
Title: Vice President

By: /s/ Jeffrey Traola
Name: Jeffrey Traola
Title: Director

GIFS CAPITAL COMPANY, LLC,
as a Conduit Lender

By: /s/ R. Scott Chisholm
Name: R. Scott Chisholm
Title: Authorized Signer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Committed Lender

By: /s/ Michael Eaton
Name: Michael Eaton
Title: Authorized Signatory

By: /s/ Jeffrey Traola
Name: Jeffrey Traola
Title: Authorized Signatory

[Signature Page to First Amendment to CAC Loan and Security Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH,
as Deal Agent

By: /s/ Michael Eaton
Name: Michael Eaton
Title: Vice President

By: /s/ Jeffrey Traola
Name: Jeffrey Traola
Title: Director

[Signature Page to First Amendment to CAC Loan and Security Agreement]

CREDIT SUISSE INTERNATIONAL,
as Hedge Counterparty

By: /s/ Erica L. Hryniuk
Name: Erica L. Hryniuk
Title: Authorized Signatory

By: /s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

[Signature Page to First Amendment to CAC Loan and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Vice President

[Signature Page to First Amendment to CAC Loan and Security Agreement]

Acknowledged:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By: /s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Vice President

[Signature Page to First Amendment to CAC Loan and Security Agreement]

SCHEDULE VI
LENDER GROUP INFORMATION

Class A Lenders and Class A Lender Groups
Lender Group	Managing Agent	Conduit Lender(s)	Conduit Lender Lending Limit	Committed Lender(s)	Commitment(s)	Notice Information	Wire Information
Credit Suisse (Class A)	Credit Suisse AG, New York Branch	GIFS Capital Company, LLC	$150,000,000	Credit Suisse AG, Cayman Islands Branch	$150,000,000
chioperations@guggenheimpartners.com
mark.matthews@Guggenheimpartners.com
list.afconduitreports@credit-suisse.com
abcp.monitoring@credit-suisse.com
list.ib-opsla-ral@credit-suisse.com
kenneth.aiani@credit-suisse.com
							Bank of New York ABA #: 021-000-018 Account Name: Alpine Securitization LTD. Account No.: 890-13-34871
Class B Lenders and Class B Lender Groups
Lender Group	Managing Agent	Conduit Lender(s)	Conduit Lender Lending Limit	Committed Lender(s)	Commitment(s)	Notice Information	Wire Information
Credit Suisse (Class B)	Credit Suisse AG, New York Branch	GIFS Capital Company, LLC	$0	Credit Suisse AG, Cayman Islands Branch	$0
chioperations@guggenheimpartners.com
mark.matthews@Guggenheimpartners.com
list.afconduitreports@credit-suisse.com
abcp.monitoring@credit-suisse.com
list.ib-opsla-ral@credit-suisse.com
kenneth.aiani@credit-suisse.com
							Bank of New York ABA #: 021-000-018 Account Name: Alpine Securitization LTD. Account No.: 890-13-34871

Sch. VI-1